Exhibit 99.1

Phio Pharmaceuticals Announces Reverse Stock Split

MARLBOROUGH, Mass., January 14, 2020 /PRNewswire/ -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a biotechnology company developing the next generation of immuno-oncology therapeutics based on its proprietary self-delivering RNAi (INTASYL™) therapeutic platform, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-55. The reverse stock split will become effective at 12:01 a.m. Eastern Time on January 15, 2020 and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on January 15, 2020 under the Company’s existing trading symbol, “PHIO.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 71880W303.

At the Company’s Special Stockholder Meeting held on January 10, 2020, Phio’s stockholders approved a reverse stock split within a range of 1-for-2 and 1-for-70. Thereafter, the Board of Directors determined to fix the ratio for the reverse stock split at 1-for-55.

The reverse stock split is being implemented to increase the per share trading price of the Company’s common stock for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market. At the effective time of the reverse stock split, every fifty-five (55) shares of Phio common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.0001 per share. This will reduce the Company’s outstanding common stock from approximately 36.8 million shares to approximately 0.67 million shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of Phio common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. The shares underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly.

The Company has retained its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as its exchange agent for the reverse split. Shareholders with shares held in certificate form will receive from Computershare instructions regarding the exchange of their certificates. Shareholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Phio common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 22, 2019 by the Company.

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About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (INTASYL™) therapeutic platform. The Company's efforts are focused on silencing tumor-induced suppression of the immune system through its proprietary INTASYL™ platform with utility in immune cells and/or the tumor micro-environment. Our goal is to develop powerful INTASYL™ therapeutic compounds that can weaponize immune effector cells to overcome tumor immune escape, thereby providing patients a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contact

Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors

arr@lifesciadvisors.com

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